Exhibit 10.1

FORBEARANCE AGREEMENT

        This FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of March 22, 2005 (the “Closing Date”), between and among Bradley Pharmaceuticals, Inc., as Borrower (the “Borrower”), certain subsidiaries of the Borrower, as Guarantors (the “Guarantors”) and Wachovia Bank, National Association, as Administrative Agent (in such capacity, the “Agent”) for and on behalf of the various financial institutions from time to time party to the Credit Agreement referenced below (the “Lenders”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

        A. The Borrower, the Guarantors, the Agent and the Lenders are parties to that certain Credit Agreement dated as of September 28, 2004 (as amended and otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made and may hereafter make loans and advances and other extensions of credit to the Borrower.

        B. Events of Default exist under the Credit Agreement arising from (i) the Borrower’s failure to furnish the financial statements required under Section 5.1(a) of the Credit Agreement as and when required, (ii) the Borrower’s failure to file the Form 10-K with the SEC within the time period prescribed by the SEC in violation of Section 5.11 of the Credit Agreement and (iii) the cross-default to the Convertible Bonds under Sections 7.1(d) and (e) of the Credit Agreement triggered by the default under the Convertible Bonds resulting from the Borrower’s failure to file the Form 10-K with the SEC within the time period prescribed by the SEC and to delivery a copy of such Form 10-K to the trustee with respect to the Convertible Bonds (the “Acknowledged Events of Default”).

        C. The Borrower has requested that the Lenders forbear from exercising certain rights and remedies arising from the Acknowledged Events of Default through and until April 22, 2005.

        D. The Required Lenders have agreed to do so pursuant to the terms and conditions set forth herein and have directed the Agent to execute this Agreement on their behalf.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Estoppel, Acknowledgement and Reaffirmation. As of March 18, 2005, the total outstanding principal amount of the Term Loan was $71,250,000, which amount constitutes a valid and subsisting obligation of the Borrower to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. The Borrower and the Guarantors hereby acknowledge their respective obligations under the Credit Documents, reaffirm that each of the liens and security interests created and granted in or pursuant to the Credit Documents are valid and subsisting and agree that this Agreement shall in no manner impair or otherwise adversely affect such obligations or such liens and security interests.

        2. Forbearance. Subject to the terms and conditions set forth herein, the Agent and the Lenders shall, until the occurrence of a Forbearance Termination Event (as defined below), forbear from exercising any rights or remedies (including without limitation the right to institute the default rate of interest pursuant to Section 2.10 of the Credit Agreement) to the extent such rights arise exclusively as a result of the Acknowledged Events of Default; provided, however, that the Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of the Acknowledged Events of Default at any time upon or after the occurrence of a Forbearance Termination Event (defined below).

        3. Forbearance Termination Events. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Agent or the Lenders to forbear from exercising any of the rights available to them under the Credit Agreement, the other Credit Documents, or applicable law (all of which rights and remedies are hereby expressly reserved by the Agent and the Lenders) upon or after the occurrence of a Forbearance Termination Event (as defined below). As used herein, a “Forbearance Termination Event” shall mean the earliest to occur of: (a) any Default or Event of Default under any of the Credit Documents other than the Acknowledged Events of Default; (b) any breach of this Agreement by the Borrower or any of the Guarantors; (c) the Company’s receipt of a notice of a default under the Convertible Bonds and the expiration of any applicable grace periods before such default is cured; and (d) April 22, 2005. The period from the Closing Date to (but excluding) the date that a Forbearance Termination Event occurs shall be referred to as the “Forbearance Period.”

        4. Limitation on Advances. During the Forbearance Period, the Borrower shall not request, and the Lenders shall have no obligation to make, any additional Extensions of Credit under the Credit Agreement, whether in the form of Revolving Loans, Swingline Loans, Letters of Credit or otherwise. In addition, the Borrower shall continue to be permitted to convert Alternate Base Rate Loans into LIBOR Rate Loans, or extend or continue existing LIBOR Rate Loans, so long as any such LIBOR Rate Loans have Interest Periods of no longer than two months.

        5. Cooperation with Consultants. The Agent reserves the right to engage, through counsel or otherwise, a consultant (the ”Consultant”) to analyze and examine the Borrower’s operating and financial condition. If the Agent engages a Consultant, the Borrower shall (i) provide the Consultant reasonable access to all business records and appropriate personnel to facilitate the Consultant’s review and analysis, and (ii) reimburse the Agent for the fees and expenses of the Consultant upon demand.

        6. Reporting. In addition to any financial statements, reports or other information required under the Credit Agreement during the Forbearance Period, the Borrower shall deliver, or cause to be delivered any information the Administrative Agent may reasonably request.

        7. Expenses. Upon demand therefor, the Borrower shall pay all reasonable out-of-pocket expenses incurred by the Agent (including without limitation the reasonable fees and out-of-pocket expenses of counsel) in connection with the Credit Agreement and this Agreement.

        8. Conditions Precedent. As conditions precedent to the effectiveness of this Agreement, (a) the Agent shall have received (i) counterparts to this Agreement, duly executed by the Borrower and the Guarantors and (ii) written direction from the Required Lenders for the Agent to execute this Agreement on their behalf and (b) the Borrower shall have paid all fees and expenses of the Agent’s counsel incurred through the Closing Date; and

        9. Representations and Warranties. The Borrower and the Guarantors each hereby represents and warrants to the Agent and Lenders that:

(a) other than the Acknowledged Events of Default, no Default or Event of Default exists under any of the Credit Documents on and as of the date hereof;

(b) after giving effect to this Agreement, the representations and warranties of the Borrower and the Guarantors contained in Article III of the Credit Agreement are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though

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made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date; and

(c) (i) the execution, delivery and performance by the Borrower and the Guarantors of this Agreement are within the Borrower and the Guarantors’ respective corporate powers and have been duly authorized by all necessary corporate action on the part of the Borrower and the Guarantors, (ii) this Agreement constitutes the legal, valid and binding obligation of the Borrower and the Guarantors enforceable against the Borrower and the Guarantors in accordance with its terms and (iii) neither this Agreement, nor the execution, delivery or performance by the Borrower or any of the Guarantors hereof (A) violates any law or regulation, or any order or decree of any court or Governmental Authority, (B) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor, or any of its respective property is bound, or (C) results in the creation or imposition of any lien upon any of the Collateral.

        10. Release. In consideration of the willingness of the Agent and the Lenders to enter into this Agreement, the Borrower and each of the Guarantors hereby releases the Agent and the Lenders, and the officers, employees, representatives, counsel, subsidiaries, affiliates, trustees and directors of each, from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

        11. Reference to and Effect on Credit Agreement. Except as specifically modified herein, the Credit Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Agent under any of the Credit Documents, or constitute a waiver or amendment of any provision of any of the Credit Documents, except as expressly set forth herein.

        12. Further Assurances. Each of the Agent, the Lenders, the Guarantors and the Borrower agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

        13. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BORROWER, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        14. Miscellaneous.

(a) This Agreement shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Agent, the Lenders and their respective successors and permitted assigns. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Borrower, the Guarantors, the Agent and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

(b) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

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(c) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Credit Documents, the provision contained in this Agreement shall govern and control.

(e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered to the Agent.

(f) The parties hereto agree that this Agreement shall constitute a Credit Document for purposes of the Credit Agreement and the other Credit Documents and that Sections 9.5, 9.14, 9.15 and 9.18 of the Credit Agreement are incorporated by reference into this Agreement, mutatis mutandis.

        15. Entirety. This Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

[Remainder of Page Left Blank Intentionally.]

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        IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER:	BRADLEY PHARMACEUTICALS, INC.

	By:	/s/ R. Brent Lenczycki
	Name:	R. Brent Lenczycki
	Title:	Chief Financial Officer

GUARANTORS:	DOAK DERMATOLOGICS, INC.

	By:	/s/ R. Brent Lenczycki
	Name:	R. Brent Lenczycki
	Title:	Chief Financial Officer

BIOGLAN PHARMACEUTICALS CORP.

	By:	/s/ R. Brent Lenczycki
	Name:	R. Brent Lenczycki
	Title:	Chief Financial Officer

BRADLEY PHARMACEUTICALS, INC.
FORBEARANCE AGREEMENT

AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION as Administrative Agent, for, on behalf of and at the direction of the Required Lenders

	By:	/s/ Christian Bradeen
	Name:	Christian Bradeen

BRADLEY PHARMACEUTICALS, INC.
FORBEARANCE AGREEMENT